EXHIBIT 1
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                      GS MORTGAGE SECURITIES CORPORATION II

                     GS MORTGAGE SECURITIES TRUST 2007-GG10

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-GG10

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                             Underwriting Agreement
                             ----------------------

                            Dated as of June 21, 2007

Goldman, Sachs & Co.                       Greenwich Capital Markets, Inc.
85 Broad Street                            600 Steamboat Road
New York, New York 10004                   Greenwich, Connecticut 06830

Bear, Stearns & Co. Inc.                   Merrill Lynch, Pierce, Fenner
383 Madison Avenue                           & Smith Incorporated
New York, New York 10179                   4 World Financial Center, 16th Floor
                                           250 Vesey Street
                                           New York, New York 10080

Morgan Stanley & Co. Incorporated          Wachovia Capital Markets, LLC
1585 Broadway                              301 S. College Street
New York, New York 10036                   NC0166
                                           Charlotte, North Carolina 28288

Ladies and Gentlemen:

            GS Mortgage Securities Corporation II, a Delaware corporation (the "Company"), proposes to cause to be issued its GS Mortgage Securities Trust 2007-GG10, Commercial Mortgage Pass-Through Certificates, Series 2007-GG10 (the "Certificates"), consisting of twenty-seven (27) classes designated as the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class X, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class R and Class LR Certificates under a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 2007, among the Company, Wachovia Bank, National Association, as master servicer (in such capacity, the "Master Servicer"), CWCapital Asset Management LLC, as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"), and proposes to sell the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates (collectively, the "Publicly Offered Certificates") to Goldman, Sachs & Co. ("Goldman"), Greenwich Capital Markets, Inc. ("GCMI"), Bear, Stearns & Co. Inc. ("BSCI"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill"), Morgan Stanley & Co. Incorporated ("MS") and Wachovia Capital Markets, LLC ("Wachovia" and, together with Goldman, GCMI, BSCI, Merrill and MS, the "Underwriters"). The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") primarily consisting of a segregated pool (the "Mortgage Pool") of mortgage loans (the "Mortgage Loans") secured by first liens on commercial and multifamily properties. The Mortgage Loans will be purchased by the Company from (i) Greenwich Capital Financial Products, Inc. ("Greenwich") pursuant to a Mortgage Loan Purchase Agreement (the "Greenwich Purchase Agreement"), dated as of July 1, 2007, between the Company and Greenwich, (ii) Goldman Sachs Mortgage Company ("GSMC") pursuant to a Mortgage Loan Purchase Agreement (the "GSMC Purchase Agreement"), dated as of July 1, 2007, between the Company and GSMC, (iii) Lehman Brothers Holdings Inc. ("Lehman") pursuant to a Mortgage Loan Purchase Agreement (the "Lehman Purchase Agreement"), dated as of July 1, 2007, between the Company and Lehman and (iv) Wachovia Bank, National Association ("Wachovia" and, together with Greenwich, GSMC and Lehman, the "Mortgage Loan Sellers") pursuant to the Mortgage Loan Purchase Agreement, dated as of July 1, 2007 (the "Wachovia Purchase Agreement" and, together with the Greenwich Purchase Agreement, the GSMC Purchase Agreement and the Lehman Purchase Agreement, the "Purchase Agreements"), between the Company and Wachovia, in each case in exchange for immediately available funds. This is to confirm the arrangements with respect to your purchase of the Publicly Offered Certificates. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            At or prior to the time when sales to purchasers of the Publicly Offered Certificates were first made, which was approximately 3:25 p.m. on June 21, 2007 (the "Time of Sale"), the Company had prepared the following information (collectively, the "Time of Sale Information"): the Company's free writing prospectus, dated June 13, 2007 (the cover page of which is attached hereto as Annex A), as amended and supplemented by the free writing prospectus dated June 13, 2007 (the cover page of which is attached hereto as Annex B), the Company's Prospectus dated June 13, 2007, relating to the Publicly Offered Certificates, and each a "free-writing prospectus" (as defined pursuant to Rule 405 under the Securities Act) (a "Free Writing Prospectus"). If, subsequent to the date of this Agreement, the Company and the Underwriters (x) determine that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (y) terminate their old purchase contracts and enter into new purchase contracts with investors in the Publicly Offered Certificates, then "Time of Sale Information" will refer to the information conveyed to purchasers at the time of entry into the first such new purchase contract, including any information that corrects such material misstatements or omissions ("Corrective Information") and "Time of Sale" will refer to the time and date on which such new purchase contracts were entered into.

            1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

            (a) A registration statement on Form S-3 (Commission File No. 333-136045), including a form of prospectus and such amendments thereto as may have been required to the date hereof, relating to the Publicly Offered Certificates and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), has been filed with the Securities and Exchange Commission (the "Commission") and such registration statement, as amended, has become effective. No stop order suspending the effectiveness of such registration statement is in effect, and no proceedings for such purpose are pending or, to the Company's knowledge, threatened by the Commission. Such registration statement, including the exhibits thereto and any information that is contained in the Prospectus (as defined below) and is deemed to be a part of and included in such registration statement, as such registration statement may have been amended or supplemented at the date of the Prospectus, is hereinafter referred to as the "Registration Statement;" the prospectus first required to be filed to satisfy the condition set forth in Rule 172(c) and pursuant to Rule 424(b) under the Securities Act is hereinafter referred to as the "Base Prospectus"; the supplement to the Base Prospectus relating to the Publicly Offered Certificates in the form first required to be filed to satisfy the condition set forth in Rule 172(c) and pursuant to Rule 424(b) under the Securities Act is hereinafter referred to as the "Prospectus Supplement"; and the Base Prospectus and the Prospectus Supplement, including the diskette delivered therewith, together, are hereinafter referred to as the "Prospectus." The conditions to the use of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Securities Act have been satisfied with respect to the Registration Statement. There is no request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information. There has been no notification with respect to the suspension of the qualification for sale of the Certificates for sale in any jurisdiction or any proceeding for such purpose having been instituted or threatened;

            (b) As of its effective date or deemed effective date pursuant to Rule 430B under the Securities Act (the "Effective Date") Registration Statement did conform in all material respects to the requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), where applicable, and the rules and regulations of the Commission under the Securities Act or the Exchange Act, as applicable, and did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any Underwriter Information (as defined below);

            (c) As of the date of the Prospectus Supplement, the Prospectus will conform, in all material respects to the requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations"), and such document does not include, and will not include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any Underwriter Information;

            (d) The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder; provided, however, that the Company makes no representations, warranties or agreements as to (A) the information contained in the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by Goldman or GCMI on behalf of itself or the other Underwriters specifically for use in connection with the preparation of the Time of Sale Information or Prospectus or any revision or amendment thereof or supplement thereto (the "Underwriter Information"), (B) any information contained in or omitted from the portions of the Prospectus for which the Mortgage Loan Sellers are obligated to indemnify the Underwriters pursuant to the Indemnification Agreements, each dated as of June 21, 2007, between each Mortgage Loan Seller, respectively, and the Company (the "Mortgage Loan Seller Information"), (C) any information contained in or omitted from the portions of the Prospectus for which the Master Servicer is obligated to indemnify the Underwriters pursuant to the Indemnification Agreement, dated as of June 21, 2007, between the Master Servicer and the Company (the "Master Servicer Information"), (D) any information contained in or omitted from the portions of the Prospectus for which the Special Servicer is obligated to indemnify the Underwriters pursuant to the Indemnification Agreement, dated as of June 21, 2007, between the Special Servicer and the Company (the "Special Servicer Information"), or (E) any information contained in or omitted from the portions of the Prospectus for which the Trustee is obligated to indemnify the Underwriters pursuant to the Indemnification Agreement, dated as of June 21, 2007, between the Trustee and the Company (the "Trustee Information"). The Underwriter Information shall consist of the fourth paragraph, the fifth paragraph (other than the first sentence thereof) and the seventh paragraph of the section of the Prospectus Supplement entitled "Plan of Distribution" and the second to last paragraph on the cover page of the Prospectus Supplement;

            (e) Since the date as of which information is given in the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a change, that would have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Pooling and Servicing Agreement or any Purchase Agreement;

            (f) The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to
(A) any statements or omissions made in reliance upon and in conformity with the Underwriter Information or (B) any Mortgage Loan Seller Information contained in or omitted from such Time of Sale Information. The parties acknowledge that none of the Underwriters has furnished any Underwriter Information to the Depositor expressly for use in the Time of Sale Information.

            (g) Other than the Prospectus, the Company (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Publicly Offered Certificates other than
(i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Time of Sale Information, and (iii) each other written communication of the Company or its agents and representatives approved by the Underwriters either in writing in advance or in any other manner mutually agreed by the Underwriters and the Company (each such communication referred to in clause (ii) and this clause
(iii) constituting an "issuer free writing prospectus", as defined in Rule 433(h) under the Securities Act, being referred to herein as an "Issuer Free Writing Prospectus"). Each such Issuer Free Writing Prospectus complied or, if used after the date hereof, will comply, in all material respects with the Securities Act and the rules and regulations promulgated thereunder, has been filed or will be filed in accordance with Section 12 (to the extent required thereby) and did not at the Time of Sale, and at the Closing Date will not, contain any untrue statements of a material fact or (when read in conjunction with the other Time of Sale Information) omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) any statements or omissions made in reliance upon and in conformity with the Underwriter Information or (ii) any Mortgage Loan Seller Information contained in or omitted from any Issuer Free Writing Prospectus. The parties acknowledge that none of the Underwriters has furnished any Underwriter Information to the Depositor expressly for use in any Issuer Free Writing Prospectus.

            (h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all requisite power and authority (corporate and other, including, without limitation, all material licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies) to own its properties and to conduct its business as described in the Prospectus, and is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company or its execution and performance of the terms of this Agreement;

            (i) this Agreement has been duly authorized, executed and delivered by the Company;

            (j) At the Time of Delivery (as defined in Section 4 hereof) the Pooling and Servicing Agreement and the Purchase Agreements will have been duly authorized, executed and delivered. At the Time of Delivery, the Pooling and Servicing Agreement and the Purchase Agreements will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity;

            (k) When the Certificates are issued, executed, authenticated and delivered pursuant to this Agreement and the Pooling and Servicing Agreement, the Certificates will have been duly authorized, executed, authenticated, issued and delivered and will be entitled to the benefits of the Pooling and Servicing Agreement; and the Certificates and the Pooling and Servicing Agreement will conform to the descriptions thereof in the Prospectus;

            (l) The issue and sale of the Certificates, the compliance by the Company with all of the provisions of this Agreement, the Pooling and Servicing Agreement and the Purchase Agreements, and the consummation of the transactions herein and therein contemplated, (1) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (2) will not result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, or any of its properties; (3) except as contemplated by the Pooling and Servicing Agreement, will not result in the creation or imposition of any lien, charge or encumbrance upon any of its property or assets pursuant to the terms of any such indenture, mortgage, contract or other instrument. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the authorization, issue and sale of the Publicly Offered Certificates or the consummation by the Company of the other transactions contemplated by this Agreement, the Pooling and Servicing Agreement or the Purchase Agreements except such as have been obtained under the Securities Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Publicly Offered Certificates by the Underwriters;

            (m) The statements set forth in the Prospectus under the caption "Description of the Offered Certificates," insofar as they purport to constitute a summary of the terms of the Certificates and insofar as they purport to describe the provisions of the documents referred to therein, are accurate, complete and fair;

            (n) Other than as set forth or contemplated in the Prospectus or in the Time of Sale Information, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject that are required to be described in the Prospectus or Time of Sale Information or that, if determined adversely to the Company, would individually or in the aggregate (i) have a material adverse effect on the condition (financial or otherwise), earnings, affairs, business, properties or prospects of the Company, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, (ii) invalidate this Agreement, the Pooling and Servicing Agreement, any Purchase Agreement or the Certificates, (iii) prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (iv) materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability against the Company of, this Agreement, the Pooling and Servicing Agreement, any Purchase Agreement or the Certificates or (v) adversely affect the federal income tax attributes of the Certificates described in the Prospectus or the Time of Sale Information;

            (o) The Company will, at the Time of Delivery, own the Mortgage Loans, free and clear of any lien, mortgage, pledge, charge, security interest or other encumbrance, and, at the Time of Delivery, the Company will have full power and authority to sell and deliver the Mortgage Loans to the Trustee under the Pooling and Servicing Agreement and at the Time of Delivery will have duly authorized such assignment and delivery to the Trustee by all necessary action;

            (p) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement, the Purchase Agreements and the Publicly Offered Certificates will have been paid at or prior to the Time of Delivery;

            (q) Neither the Company nor the Trust Fund is, and neither the sale of the Certificates in the manner contemplated by the Prospectus nor the activities of the Trust Fund pursuant to the Pooling and Servicing Agreement will cause the Company or the Trust Fund to be an "investment company" or under the control of an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended;

            (r) At the Time of Delivery, the Mortgage Loans will have been duly and validly assigned and delivered by the Company to the Trustee;

            (s) The Trust created by the Pooling and Servicing Agreement will not at the Time of Delivery be required to be registered under the Investment Company Act;

            (t) There are no contracts, indentures or other documents of a character required by the Securities Act or by the rules and regulations thereunder to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or referred to therein or so filed or incorporated by reference as exhibits thereto;

            (u) The Company is not and at the Time of Delivery will not be an "investment company," as such term is defined in the Investment Company Act;

            (v) Each of the Publicly Offered Certificates will be mortgage related securities, as defined in Section 3(a)(41) of the Exchange Act;

            (w) Under generally accepted accounting principles and for federal income tax purposes, the Company will report the transfer of the Mortgage Loans to the Trustee in exchange for the Certificates and the sale of the Publicly Offered Certificates to the Underwriters pursuant to this Agreement as a sale of the interest in the Mortgage Loans evidenced by the Publicly Offered Certificates. The consideration received by the Company upon the sale of the Publicly Offered Certificates to the Underwriters will constitute reasonably equivalent value and fair consideration for the Publicly Offered Certificates. The Company will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Publicly Offered Certificates to the Underwriters. The Company is not selling the Publicly Offered Certificates to the Underwriters with any intent to hinder, delay or defraud any of the creditors of the Company;

            (x) The Company has not relied on the Underwriters for any tax, regulatory, accounting or other advice with respect to compliance with or registration under any statute, rule or regulation of any governmental, regulatory, administrative or other agency or authority. The Company acknowledges and agrees that (i) the terms of this Agreement and the offering (including the price of the Certificates) were negotiated at arm's length between sophisticated parties represented by counsel; (ii) no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created as a result of any of the transactions contemplated by this Agreement, irrespective of whether any Underwriter has advised or is advising the Company on other matters; (iii) the Underwriters' obligations to the Company in respect of the offering, and the purchase and sale, of the Certificates are set forth in this Agreement in their entirety; and (iv) it has obtained such legal, tax, accounting and other advice as it deems appropriate with respect to this Agreement and the transactions contemplated hereby and any other activities undertaken in connection therewith, and it is not relying on the Underwriters with respect to any such matters; and

            (y) The Company is not, and on the date on which the first bona fide offer of the Publicly Offered Certificates is made (within the meaning of Rule 164(h)(2) under the Securities Act) will not be, an "ineligible issuer," as defined in Rule 405 under the Securities Act.

            2. Each Underwriter represents and warrants to, and agrees with, the Company, that:

            (a) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), such Underwriter has not made and will not make an offer of Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Publicly Offered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of Publicly Offered Certificates to the public in that Relevant Member State at any time:

                  (A) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

                  (B) to any legal entity which has two or more of (1) an
            average of at least 250 employees during the last financial year;
            (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

                  (C) in any other circumstances which do not require the
            publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of Publicly Offered Certificates to the public" in relation to any Publicly Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Publicly Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Publicly Offered Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means the European Commission Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

            (b) Each Underwriter is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and it has not offered or sold and will not offer or sell the Publicly Offered Certificates other than to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Publicly Offered Certificates would otherwise constitute a contravention of Section 19 of the United Kingdom Financial Services and Markets Act 2000 (the "FSMA").

            (c) Each Underwriter has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Publicly Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer.

            (d) Each Underwriter has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Publicly Offered Certificates in, from or otherwise involving the United Kingdom.

            (e) Each Underwriter will not offer or sell any Publicly Offered Certificates, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, regulations and ministerial guidelines of Japan.

            3. Subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price determined in accordance with Schedule II hereto, the principal amount of the Publicly Offered Certificates in accordance with Schedule III hereto. Upon the authorization by you of the release of the Publicly Offered Certificates, the several Underwriters propose to offer the Publicly Offered Certificates for sale to the public (which may include selected dealers) upon the terms and conditions set forth in the Prospectus.

            4. (a) Except as set forth in the next paragraph, the Publicly Offered Certificates to be purchased by the Underwriters will be represented by one or more definitive global Certificates in book-entry form, which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver such Certificates to each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer to the Company of Federal (same day) funds, by causing DTC to credit such Certificates to the respective accounts of the Underwriters at DTC. The Company will cause the certificates representing such Certificates to be made available to the Underwriters for checking at least twenty-four hours prior to the Time of Delivery at an office designated by the Underwriters (the "Designated Office"). The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on July 10, 2007, or such other time and date as the Underwriters and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery" and such date is herein called the "Closing Date."

            (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Publicly Offered Certificates and any additional documents requested by the Underwriters pursuant to Section 7(q) hereof, will be delivered at the offices of Cadwalader, Wickersham & Taft LLP ("Cadwalader") at One World Financial Center, New York, NY 10281 (the "Closing Location"), and the Publicly Offered Certificates will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

            5. The Company agrees with each of the Underwriters:

            (a) If required, to file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the time specified therein. The Company will advise the Underwriters promptly of any such filing pursuant to and within the time frames set forth in Rule 424(b). Subject to Section 12, the Company will cause each Issuer Free Writing Prospectus to be transmitted for filing pursuant to Rule 433 under the Securities Act by means reasonably calculated to result in filing with the Commission pursuant to said rule;

            (b) To make no amendment or any supplement to the Registration Statement or the Prospectus as amended or supplemented prior to the Closing Date, or to prepare, use, authorize, approve, refer to or file any Issuer Free Writing Prospectus, without furnishing the Underwriters with a copy of the proposed form thereof and providing the Underwriters with a reasonable opportunity to review the same; and during such same period to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus as amended or supplemented or any amended Prospectus has been filed or mailed for filing, of the issuance of any stop order by the Commission, of the suspension of the qualification of any of the Publicly Offered Certificates for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus as amended or supplemented or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Publicly Offered Certificates or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

            (c) Promptly from time to time to take such action as the Underwriters may reasonably request in order to qualify the Publicly Offered Certificates for offering and sale under the securities laws of such states as the Underwriters may request and to continue such qualifications in effect so long as necessary under such laws for the distribution of such Certificates; provided, that in connection therewith neither the Trust nor the Company shall be required to qualify to do business, or to file a general consent to service of process in any jurisdiction;

            (d) To furnish the Underwriters with copies of the Registration Statement (including exhibits), copies of the Prospectus and each Free Writing Prospectus (as amended or supplemented), in such quantities as the Underwriters may from time to time reasonably request; and if, before a period of six months shall have elapsed after the Closing Date and the delivery of a prospectus shall be at the time required by law in connection with sales of any such Publicly Offered Certificates, either (i) any event shall have occurred as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus, as amended or supplemented, to notify each Underwriter and upon their request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as each Underwriter may from time to time reasonably request an amendment or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required by law to deliver a prospectus in connection with sales of any of such Certificates at any time six months or more after the Closing Date, upon such Underwriter's request, to prepare and deliver to the Underwriter as many copies as such Underwriter may request of an amended or supplemented prospectus complying with the Securities Act;

            (e) To make generally available to Holders of the Publicly Offered Certificates as soon as practicable, but in any event no later than eighteen months after the Closing Date, an earnings statement of the Company complying with Rule 158 under the Securities Act and covering a period of at least twelve consecutive months beginning after the Closing Date;

            (f) So long as any of the Publicly Offered Certificates are outstanding, to furnish the Underwriters copies of all reports or other communications (financial or other) furnished to Holders of Certificates, and to deliver to each Underwriter during such same period, (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission; (ii) copies of each amendment to any of the Pooling and Servicing Agreement and the Purchase Agreements; and (iii) such additional information concerning the business and financial condition of the Company or the Trust as each Underwriter may from time to time reasonably request; and

            (g) Not to be or become an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

            6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the Commission's filing fees with respect to the Publicly Offered Certificates; (ii) the fees, disbursements and expenses of counsel and accountants for the Company in connection with the issue of the Certificates and all other expenses in connection with the preparation and printing of all amendments and supplements thereto and the mailing and delivery of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing this Agreement, the Pooling and Servicing Agreement, any Blue Sky Supplement and any term sheets, computational materials, the Time of Sale Information, any Issuer Free Writing Prospectus, the Prospectus and any other document produced in connection with the offering, purchase, sale and delivery of the Publicly Offered Certificates; (iv) all expenses in connection with the qualification of the Publicly Offered Certificates for offering and sale under state securities laws as provided in
Section 5(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Supplement; (v) any fees charged by securities rating services for rating the Certificates; (vi) the cost of preparing the Certificates; the fees and expenses of the Trustee and of any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Pooling and Servicing Agreement and the Certificates; (vii) any cost incurred in connection with the designation of the Certificates for trading in PORTAL; and (viii) all other costs and expenses incident to the performance of the Company's obligations hereunder that are not otherwise specifically provided for in this
Section 6. It is understood, however, that, except as provided in this Section 6 and Sections 8, 11 and 13(c) hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Publicly Offered Certificates by it and any advertising expenses connected with any offers it may make.

            7. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

            (a) The Pooling and Servicing Agreement, the Purchase Agreements and all of the other agreements identified in such agreements shall have been duly entered into by all of the respective parties;

            (b) Cadwalader, counsel to the Company and the Underwriters, shall have furnished to the Underwriters its written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriters;

            (c) Cadwalader, counsel to the Company and the Underwriters, shall have furnished to the Underwriters its letter relating to the Prospectus, dated the Time of Delivery, in form and substance satisfactory to the Underwriters;

            (d) In-house counsel for the Company shall have furnished to the Underwriters a written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriters;

            (e) Counsel for each Mortgage Loan Seller shall have furnished to the Underwriters its written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriters;

            (f) [Reserved];

            (g) Counsel for the Master Servicer satisfactory to the Underwriters shall have furnished to the Underwriters its written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;

            (h) Counsel for the Special Servicer satisfactory to the Underwriters shall have furnished to the Underwriters its written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;

            (i) Counsel for the Trustee satisfactory to the Underwriters shall have furnished to the Underwriters its written opinion, dated as of the Time of Delivery, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;

            (j) The independent accountants of the Company or other accountants acceptable to the Underwriters shall have furnished to the Underwriters a letter or letters, dated on the date hereof, and a letter or letters, dated the Time of Delivery, respectively, containing statements and information of the type customarily included in accountants' "comfort letters" and "agreed upon procedures letters" with respect to certain financial information contained in the Time of Sale Information and the Prospectus, in each case as to such matters as the Underwriters may reasonably request and in form and substance satisfactory to the Underwriters;

            (k) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Information as of the Time of Sale or Prospectus as amended prior to the Time of Delivery any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information as of the Time of Sale or Prospectus as amended prior to the Time of Delivery, and (ii) since the respective dates as of which information is given in the Prospectus as amended prior to the Time of Delivery there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus as amended prior to the Time of Delivery, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Publicly Offered Certificates on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus as first amended or supplemented;

            (l) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is defined by the Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock;

            (m) On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or any material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (iv) the occurrence of any other calamity or crisis or any change in the financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iii) or (iv) in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Publicly Offered Certificates on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus;

            (n) The Company shall have furnished or caused to be furnished to the Underwriters at the Time of Delivery certificates of its officers satisfactory to the Underwriters as to the accuracy in all material respects of its representations and warranties herein at and as of such Time of Delivery, as to the performance of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in Section 7(a) above and as to such other matters as the Underwriters may reasonably request;

            (o) The Underwriters shall have received evidence satisfactory to them that the Publicly Offered Certificates are rated in the rating category or categories specified on Schedule I hereto by the rating agency or agencies specified on Schedule I hereto;

            (p) the Underwriters shall have received such further opinions, information, certificates and documents as the Underwriters may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel; and

            (q) The Registration Statement shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission and the Prospectus Supplement and each Free Writing Prospectus required to be filed by the Company pursuant to
Section 12 shall have been filed or transmitted for filing by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) or Rule 433 under the Securities Act, as applicable.

            The Underwriters and their special counsel shall have received copies of all documents and other information as they may reasonably request, in form and substance satisfactory, to the Underwriters and their special counsel, with respect to such transactions and the taking of all proceedings in connection therewith.

            8. (a) The Company will indemnify and hold harmless each Underwriter (severally and not jointly) against any losses, expenses, claims, damages or liabilities, joint or several (and will reimburse each Underwriter for any legal or other expenses reasonably incurred by each Underwriter in connection with investigating or defending any action or claim), to which each Underwriter may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, expenses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or the Base Prospectus or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or any Issuer Information contained in any Underwriter Free Writing Prospectus, or the omission or alleged omission to state a material fact necessary to make the statements therein (when read in conjunction with the other Time of Sale Information), in light of the circumstances under which they were made, not misleading, which was not corrected by Corrective Information subsequently supplied by the Company or any Mortgage Loan Seller to any Underwriter at least one (1) Business Day prior to the Time of Sale and the person asserting any such loss, expenses, claim, damage or liability did not receive such Corrective Information prior to the Time of Sale; or (iv) any breach of the representation and warranty in Section 1(x) or Section 1(y); provided, however, that, in the case of clauses (i) and (ii) above, the Company shall not be liable in any such case to the extent that any such loss, expense, claim, damage or liability is caused by any such untrue statement or omission or alleged untrue statement or omission with respect to any information in the Prospectus as to which such Underwriter has agreed to indemnify the Company pursuant to Section 8(b); and provided, further, that the Company shall have no obligation to so indemnify and hold harmless to the extent that such loss, expense, claim, damage or liability arises out of or is based upon an untrue statement or omission or an alleged untrue statement or omission with respect to the Mortgage Loan Seller Information.

            (b) Each Underwriter shall, severally and not jointly, indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) as incurred, but only with respect to (i) untrue statements or alleged untrue statements of a material fact, or omissions or alleged omissions to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in the Underwriter Information and (ii) untrue statements or alleged untrue statements of a material fact in any Underwriter Free Writing Prospectus or omission or alleged omission to state in such Underwriter Free Writing Prospectus a material fact necessary in order to make the statements therein (when read in conjunction with the Time of Sale Information), in the light of the circumstances under which they were made, not misleading; provided, that no Underwriter shall be obligated to so indemnify and hold harmless the Company (A) to the extent such Liabilities are caused by a misstatement or omission resulting from an error or omission in the Issuer Information which was not corrected by Corrective Information subsequently supplied by the Company or any Mortgage Loan Seller to any Underwriter at least one (1) Business Day prior to the Time of Sale or (B) with respect to information that is also contained in the Time of Sale Information.

            (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party, except to the extent that such omission to notify materially prejudices the indemnifying party and in no event relieves it of liability it may otherwise then have under this Section 8. Upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding as incurred. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to designate within a reasonable period of time counsel reasonably satisfactory to the indemnified party (in which case the fees and expenses shall be paid as incurred by the indemnifying party). In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. However, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing two sentences, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which the indemnifying party is obligated under this subsection, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement (i) provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement and (ii) does not require a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of the indemnified party, without the consent of the indemnified party.

            (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, expenses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Publicly Offered Certificates subject to this Agreement (taking into account the portion of the proceeds of the offering realized by each). If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, expenses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the sale of the Certificates by the Underwriters (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information concerning the matter with respect to which the claim was asserted, and opportunity to correct or prevent such statement or omission any other equitable considerations appropriate under the circumstances. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, expenses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, which expenses the indemnifying party shall pay as and when incurred at the request of the indemnified party. Notwithstanding the provisions of subsection (c) above and this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions and other fees received by such Underwriter in connection with the offering of the Certificates exceeds the amount of damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligation in this subsection
(d) to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

            (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of any Underwriter or any Person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters with respect to any Publicly Offered Certificates under this
Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each Person, if any, who controls the Company within the meaning of the Securities Act.

            (f) The amount paid or payable by an indemnified party as a result of the losses, claims, damages or other liabilities referred to in this Section 8 shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment.

            (g) The indemnity and contribution agreements contained in this
Section 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Company, an Underwriter, any of their respective directors or officers, or any person controlling the Company or such Underwriter, and (iii) acceptance of and payment for any of the Publicly Offered Certificates.

            (h) Each Underwriter (the "Indemnifying Underwriter") will indemnify and hold harmless the other Underwriters and each person, if any, who controls such Underwriter within the meaning of either the Securities Act or the Exchange Act (the "Non-Indemnifying Underwriter") from and against any and all losses, expenses, claims, damages or liabilities, joint or several, to which the Non-Indemnifying Underwriter becomes subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, common law or otherwise insofar as such losses, expenses, claims, damages or liabilities, (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact or the omission or alleged omission (when read in conjunction with the Time of Sale Information) to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading at the Time of Sale, contained in any Underwriter Free Writing Prospectus prepared by such Indemnifying Underwriter or (ii) the failure of such Indemnifying Underwriter, or any member of its selling group, to comply with any provision of Section 12, and agrees to reimburse such Non-Indemnifying Underwriter, as incurred for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, except to the extent such losses, claims, damages or liabilities are caused by a misstatement or omission resulting from an error or omission in the Issuer Information which was not corrected by Corrective Information subsequently supplied by the Company or any Mortgage Loan Seller to any Underwriter at least 1 Business Day prior to the Time of Sale. This agreement will be in addition to any liability that any Underwriter may otherwise have.

            9. (a) If any Underwriter shall default in its obligation to purchase Publicly Offered Certificates which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Certificates on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Certificates, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Certificates on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Certificates, or the Company notifies you that it has so arranged for the purchase of such Certificates, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Certificates.

            (b) If, after giving effect to any arrangements for the purchase of the Publicly Offered Certificates of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Certificates which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Publicly Offered Certificates, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Certificates which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Certificates which such Underwriter agreed to purchase hereunder) of the Certificates of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

            (c) If, after giving effect to any arrangements for the purchase of the Certificates of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Certificates which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Publicly Offered Certificates, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Certificates of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in
Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

            10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters as set forth in this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made in connection with the issuance of Certificates by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Publicly Offered Certificates.

            11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but if for any reason the Certificates are not delivered by or on behalf of the Trustee as provided herein, other than by several Underwriters' failure to comply with its obligations hereunder, the Company will reimburse the Underwriters for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Publicly Offered Certificates, but the Company shall be under no further liability to any Underwriter with respect to such Certificates except as provided in Section 6 and Section 8 hereof.

            12. (a) The Underwriters may prepare and provide to prospective investors Free Writing Prospectuses (as defined below), or portions thereof, which the Company is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Company such Free Writing Prospectuses, or portions thereof, in either Microsoft Word(R) or Microsoft Excel(R) format and not in a PDF, except to the extent that the Company, in its sole discretion, waives such requirements, subject to the following conditions (to which such conditions each Underwriter agrees (provided that no Underwriter shall be responsible for any breach of the following conditions by any other Underwriter)):

            (i) Unless preceded or accompanied by the Prospectus, the Underwriters shall not convey or deliver any written communication to any person in connection with the initial offering of the Publicly Offered Certificates, unless such written communication (1) is made in reliance on Rule 134 under the Securities Act, (2) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act or (3) constitutes Time of Sale Information or a Free Writing Prospectus that does not constitute Time of Sale Information. The Underwriters shall not convey or deliver in connection with the initial offering of the Publicly Offered Certificates any materials in reliance on any "ABS informational and computational material," as defined in Item 1101(a) of Regulation AB under the Securities Act ("ABS Informational and Computational Material"), in reliance upon Rules 167 and 426 under the Securities Act.

            (ii) Each Underwriter shall deliver to the Company, no later than two business days prior to the date of first use thereof or such later date as may be agreed to by the Company that allows the Company to satisfy the requirements of Rule 433 under the Securities Act, (a) any Free Writing Prospectus that was prepared by or on behalf of such Underwriter (an "Underwriter Free Writing Prospectus") and that contains any "issuer information," as defined in Rule 433(h) under the Securities Act and footnote 271 of the Commission's Securities Offering Reform Release No. 33-8591 ("Issuer Information") (which the parties hereto agree includes, without limitation, Mortgage Loan Seller Information), and (b) any Free Writing Prospectus or portion thereof prepared by or on behalf of such Underwriter that contains only a description of the final terms of the Publicly Offered Certificates. Notwithstanding the foregoing, any Free Writing Prospectus that contains only ABS Informational and Computational Materials may be delivered by an Underwriter to the Company not later than the later of (A) two business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Securities Act or such later date as may be agreed to by the Company or (B) the date of first use of such Free Writing Prospectus.

            (iii) Each Underwriter represents and warrants to the Company that the Free Writing Prospectuses to be furnished to the Company by such Underwriter pursuant to Section 12(a)(ii) will constitute all Free Writing Prospectuses of the type described therein that were furnished to prospective investors by such Underwriter in connection with its offer and sale of the Publicly Offered Certificates.

            (iv) Each Underwriter represents and warrants to the Company that each Free Writing Prospectus required to be provided by it to the Company pursuant to Section 12(a)(ii) did not, as of the Time of Sale, and will not as of the Closing Date, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading; provided however, that such Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate Issuer Information, which information was not corrected by Corrective Information subsequently supplied by the Company or any Mortgage Loan Seller to such Underwriter within a reasonable period of time prior to the Time of Sale.

            (v) The Company agrees to file with the Commission the following:

                  (A) Any Issuer Free Writing Prospectus;

                  (B) Any Free Writing Prospectus or portion thereof delivered by any Underwriter to the Company pursuant to Section 12(a)(ii); and

                  (C) Any Free Writing Prospectus for which the Company or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

            Notwithstanding the foregoing, the Company shall not be required to file (1) Issuer Information contained in any Underwriter Free Writing Prospectus or Free Writing Prospectus of any other offering participant other than the Company, if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Publicly Offered Certificates, or (2) any Free Writing Prospectus or portion thereof that contains a description of the Publicly Offered Certificates or the offering of the Publicly Offered Certificates which does not reflect the final terms thereof.

            (vi) Any Free Writing Prospectus required to be filed pursuant to
      Section 12(a)(v)(C) by the Company shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:

                  (A) Any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Publicly Offered Certificates shall be filed by the Company with the Commission within two days of the later of the date such final terms have been established for all classes of Publicly Offered Certificates and the date of first use;

                  (B) Any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational Material shall be filed by the Company with the Commission not later than the later of the due date for filing the final Prospectus relating to the Publicly Offered Certificates pursuant to Rule 424(b) under the Securities Act or two business days after the first use of such Free Writing Prospectus; and

                  (C) Any Free Writing Prospectus required to be filed pursuant to Section 12(a)(v)(C) shall, if no payment has been made or consideration has been given by or on behalf of the Company for the Free Writing Prospectus or its dissemination, be filed by the Company with the Commission not later than four business days after the Company becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

            (vii) Each Underwriter shall file with the Commission, or provide to the Company at least 2 Business Days prior to the time such filing is required, any Free Writing Prospectus that is used or referred to by it and distributed by or on behalf of such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus.

            (viii) Notwithstanding the provisions of Section 12(a)(vii), each Underwriter shall file, or cause to be filed, with the Commission any Free Writing Prospectus for which such Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Company or any other offering participant, not later than four business days after such Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

            (ix) Notwithstanding the provisions of Sections 12(a)(v) and 12(a)(vii), neither the Company nor any Underwriter shall be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission, and no Underwriter shall be required to file any Free Writing Prospectus to the extent that the information contained therein is included in a prospectus or Free Writing Prospectus previously filed that relates to the offering of the Publicly Offered Certificates.

            (x) The Company and the Underwriters each agree that any Free Writing Prospectuses prepared by it shall contain the following legend, or substantially equivalent legend that complies with Rule 433 of the Securities Act:

            The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-323-5678.

            (xi) The Depositor and each Underwriter agree to retain all Free Writing Prospectus that they have used and that are not required to be filed pursuant to this Section 4 for a period of three years following the initial bona fide offering of the Certificates.

            (xii) (A) In the event that the Company becomes aware that, as of the Time of Sale, any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading (a "Defective Issuer Free Writing Prospectus"), the Company shall notify the Underwriters of such untrue statement or omission within one business day after discovery and the Company shall, if requested by the Underwriters, prepare and deliver to the Underwriters a Free Writing Prospectus that corrects the material misstatement or omission in the Defective Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a "Corrected Issuer Free Writing Prospectus").

                  (B) In the event that any Underwriter becomes aware that, as of the Time of Sale, any Underwriter Free Writing Prospectus delivered to an investor in any Publicly Offered Certificates contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading (together with a Defective Issuer Free Writing Prospectus, a "Defective Free Writing Prospectus"), such Underwriter shall notify the Company of such untrue statement or omission within one business day after discovery.

                  (C) The Underwriters shall, if requested by the Company:

                        (1) if the Defective Free Writing Prospectus was an
            Underwriter Free Writing Prospectus, prepare a Free Writing Prospectus that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (together with a Corrected Issuer Free Writing Prospectus, a "Corrected Free Writing Prospectus");

                        (2) deliver the Corrected Free Writing Prospectus to
            each investor which received the Defective Free Writing Prospectus prior to entering into a contract of sale with such investor;

                        (3) notify such investor in a prominent fashion that the
            prior contract of sale with the investor has been terminated, and of the investor's rights as a result of termination of such agreement;

                        (4) provide such investor with an opportunity to
            affirmatively agree to purchase the Publicly Offered Certificates on the terms described in the Corrected Free Writing Prospectus; and

                        (5) comply with any other requirements for reformation
            of the original contract of sale with such investor, as described in
            Section IV.A.2.c of Commission's Securities Offering Reform Release No. 33-8591.

                  (D) In the event that the Defective Free Writing Prospectus was an Issuer Free Writing Prospectus, and the Underwriters shall in good faith incur any costs to an investor in connection with the reformation of the contract of sale with the investor, the Company agrees to reimburse the Underwriters for such costs; provided that, before incurring such costs, the Underwriters first permits the Company access to the applicable investor and an opportunity to attempt to mitigate such costs through direct negotiation with such investor.

            (xiii) Each Underwriter covenants with the Company that after the Prospectus is available such Underwriter shall not distribute any written information concerning the Publicly Offered Certificates to a prospective investor unless such information is preceded or accompanied by the Prospectus.

            13. Termination of the Obligations of the Underwriters. (a) Any Underwriter may terminate its obligations under this Agreement by notice to the Company at any time at or prior to the Time of Delivery if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement.

            (b) The obligations of the Underwriters to purchase the Certificates shall be terminable by Goldman and GCMI if at any time on or prior to the Time of Delivery (i) any change, or any development or event involving a prospective change in the condition (financial or other), business, properties or results of operations of the Company or the Trust Fund which, in the judgment of a majority in interest of the Underwriters (based on Underwriting obligations), is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Certificates; (ii) any downgrading in the rating of any of the Certificates by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any of the Certificates (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Certificates, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or over-the-counter market, or any setting of minimum prices for trading on such exchange or market, or any suspension of trading of any Certificates on any relevant exchange or in the over-the-counter market; (v) any general moratorium on commercial banking activities declared by any Federal or New York State authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of any payment for the Certificates.

            (c) If any Underwriter terminates its obligations under this Agreement in accordance with Section 13(a), the Company shall reimburse such Underwriter for all reasonable out-of pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by such Underwriter in connection with the proposed purchase and sale of the Certificates.

            14. All statements, requests, notices and agreements hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in (a), (b) or
(c), if (i) to Goldman or the Company, addressed to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Emily Brooks Garriott, fax number: (212) 346-3594, with a copy to: Sang Kim, Esq., fax number: (212) 256-5833, (ii) to GCMI, addressed to Greenwich Capital Markets, Inc. 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Perry Gershon, fax number: (203) 618-2134, with a copy to Paul Stevelman, Esq., fax number: (203) 618-2132, (iii) to BSCI, addressed to Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Richard Ruffer, Telecopy No.: (973) 463-5293, with a telecopy to Joseph Jurkowski, Esq., Telecopy No.: (917) 849-1179, (iv) to Merrill, addressed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, 16th Floor, 250 Vesey Street, New York, New York 10080, Telecopy No: (212) 449-7684, Attention: David M. Rodgers or Director, CMBS Securitization, with a copy to Robert Denicola, Esq., Office of the General Counsel, Merrill Lynch, Pierce, Fenner & Smith, Incorporated, 4 World Financial Center, 12th Floor, 250 Vesey Street, New York, New York 10080, Telecopy No: (212) 449-0265, (v) to MS, addressed to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Anthony J. Sfarra, fax number: (212) 507-4011, (vi) to Wachovia, addressed to Wachovia Capital Markets, LLC, 301 S. College Street NC0166, Charlotte, North Carolina 28288, Attention: Royer Culp, fax number: (704) 715-0066, with a fax to Elizabeth Stinson, fax number: (704) 715-0066, and (vii) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other party in writing by such parties.

            15. This Agreement shall be binding upon, and inure solely to the benefit of the Underwriters, the Company and, to the extent provided in Section 8 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Publicly Offered Certificates from any Underwriter shall be deemed a successor or assign merely by reason of such purchase.

            16. Time shall be of the essence of this Agreement.

            17. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            18. THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            19. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

            20. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitations of any kind.

            21. This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such amendment, waiver, discharge or termination is sought.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned two counterparts hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and each of the Underwriters.

                                       Very truly yours,

                                       GS MORTGAGE SECURITIES CORPORATION II


                                       By: /s/   Leo Huang
                                           ----------------------------------
                                           Name:   Leo Huang
                                           Title:  CFO

Accepted as of the date hereof:


GOLDMAN, SACHS & CO.,
as Underwriter

/s/ Goldman, Sachs & Co.
-------------------------------
   (Goldman, Sachs & Co.)

GREENWICH CAPITAL MARKETS, INC.,
as Underwriter

By: /s/   Andrew B. Snow
-------------------------------
   Name:  Andrew B. Snow
   Title: Senior Vice President

BEAR, STEARNS & CO. INC.,
as Underwriter

By: /s/  Craig W. Sedmak
-------------------------------
   Name:  Craig W. Sedmak
   Title: Senior Managing Director

MERRILL LYNCH, PIERCE,
  FENNER & SMITH INCORPORATED
as Underwriter

By:  /s/ David M. Rogers
-------------------------------
   Name: David M. Rogers
   Title: Director- Securitization

MORGAN STANLEY & CO. INCORPORATED
as Underwriter

By:   /s/ Warren H. Friend
-------------------------------
   Name:  Warren H. Friend
   Title: Managing Director


WACHOVIA CAPITAL MARKETS, LLC
as Underwriter

By:   /s/ H. Royer Culp, Jr.
-------------------------------
   Name:   H. Royer Culp, Jr.
   Title:  Vice President

                                   SCHEDULE I

               Approximate Initial
  Class of    Certificate Principal  Initial Certificate        Ratings
Certificates         Balance                 Rate         (S&P/Moody's/Fitch)
------------  ---------------------  -------------------  --------------------
Class A-1       $     75,000,000       5.690%                 AAA/Aaa/AAA
Class A-2       $    725,300,000       5.778%(1)              AAA/Aaa/AAA
Class A-3       $    246,609,000       5.993%(2)              AAA/Aaa/AAA
Class A-AB      $     72,000,000       5.993%(2)              AAA/Aaa/AAA
Class A-4       $  3,661,032,000       5.993%(2)              AAA/Aaa/AAA
Class A-1A      $    514,000,000       5.993%(2)              AAA/Aaa/AAA
Class A-M       $    756,277,000       5.993%(2)              AAA/Aaa/AAA
Class A-J       $    519,941,000       5.993%(2)              AAA/Aaa/AAA
Class B         $     75,628,000       5.993%(2)              AA+/Aa1/AA+
Class C         $     94,535,000       5.993%(2)               AA/Aa2/AA
Class D         $     56,720,000       5.993%(2)              AA-/Aa3/AA-
Class E         $     56,721,000       5.993%(2)               A+/A1/A+
Class F         $     75,628,000       5.993%(2)                A/A2/A


---------------------


(1) For any distribution date, the pass-through rates on the Class A-2 Certificates will equal a rate equal to the lesser of 5.778% per annum rate and the weighted average of the net interest rates on the mortgage loans (in each case, adjusted to accrue on the basis of a 360-day year consisting of twelve 30 day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(2) For any distribution date, the pass-through rates on the Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted to accrue on the basis of a 360-day year consisting of twelve 30 day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

                                   SCHEDULE II
                                   -----------

                                 Purchase Price
                                 --------------

              Class of
            Certificates              Price
     ---------------------          ----------
     Class A-1                       99.9998%
     Class A-2                       99.9980%
     Class A-3                       99.5803%
     Class A-AB                      99.8474%
     Class A-4                       99.1974%
     Class A-1A                      99.3496%
     Class A-M                       98.8869%
     Class A-J                       98.4836%
     Class B                         97.9077%
     Class C                         97.6938%
     Class D                         97.2679%
     Class E                         96.9147%
     Class F                         96.2831%

                                               SCHEDULE III

                                     Principal Amount of Certificates

                                      Principal     Principal      Principal    Principal      Principal
                                      Amount of     Amount of      Amount of    Amount of      Amount of
            Underwriter               Class A-1     Class  A-2    Class  A-3    Class A-AB     Class A-4
--------------------------------    ------------  ------------   ------------  -----------   -------------
Goldman, Sachs & Co.                 $23,473,000  $227,002,000   $ 76,557,000  $22,534,000  $1,145,191,000
Greenwich Capital Markets, Inc.      $51,527,000  $498,298,000   $168,052,000  $49,466,000  $2,513,841,000
Bear, Stearns & Co. Inc.             $         0  $          0   $          0  $         0  $    1,000,000
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated                 $         0  $          0   $  1,000,000  $         0  $            0
Morgan Stanley & Co.
  Incorporated                       $         0  $          0   $  1,000,000  $         0  $            0
Wachovia Capital Markets, LLC        $         0  $          0   $          0  $         0  $    1,000,000

Total...........................     $75,000,000  $725,300,000   $246,609,000  $72,000,000  $3,661,032,000


                                       Principal     Principal     Principal     Principal     Principal
                                       Amount of     Amount of     Amount of     Amount of     Amount of
            Underwriter               Class  A-1A    Class A-M     Class A-J      Class B       Class C
--------------------------------    ------------  ------------   ------------  -----------   -------------
Goldman, Sachs & Co.                 $160,870,000  $236,697,000  $162,729,000  $23,670,000   $29,587,000
Greenwich Capital Markets, Inc.      $353,130,000  $519,580,000  $357,212,000  $51,958,000   $64,948,000
Bear, Stearns & Co. Inc.             $          0  $          0     $       0  $         0   $         0
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated                 $          0  $          0     $       0  $         0   $         0
Morgan Stanley & Co.
  Incorporated                       $          0  $          0     $       0  $         0   $         0
Wachovia Capital Markets, LLC        $          0  $          0     $       0  $         0   $         0

Total...........................     $514,000,000  $756,277,000  $519,941,000  $75,628,000   $94,535,000


                                     Principal     Principal     Principal
                                     Amount of     Amount of     Amount of
           Underwriter                Class D       Class E       Class F
--------------------------------   ------------    ----------   -----------
Goldman, Sachs & Co.               $17,752,000   $17,752,000   $23,670,000
Greenwich Capital Markets,
  Inc.                             $38,968,000   $38,969,000   $51,958,000
Bear, Stearns & Co. Inc.           $         0   $         0   $         0
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated             $         0   $         0   $         0
Morgan Stanley & Co.
  Incorporated                     $         0   $         0   $         0
Wachovia Capital Markets, LLC      $         0   $         0   $         0

Total...........................   $56,720,000   $56,721,000   $75,628,000

                                     ANNEX A
                                     -------

--------------------------------------------------------------------------------
The information in this free writing prospectus is preliminary and subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase. This free writing prospectus is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities in any jurisdiction where that offer, solicitation or sale is not permitted.
--------------------------------------------------------------------------------

 THIS FREE WRITING PROSPECTUS, DATED JUNE 13, 2007 MAY BE AMENDED OR COMPLETED
                             PRIOR TO TIME OF SALE.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

     The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-136045) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

     Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

                                   ----------

Prospectus Supplement to Prospectus dated June 13, 2007

                          $7,004,615,000 (Approximate)

                     GS Mortgage Securities Trust 2007-GG10
                                as Issuing Entity

                      GS Mortgage Securities Corporation II
                                  as Depositor

                   Greenwich Capital Financial Products, Inc.
                         Goldman Sachs Mortgage Company
                                   as Sponsors

                 Commercial Mortgage Pass-Through Certificates,
                                Series 2007-GG10

     The Commercial Mortgage Pass-Through Certificates, Series 2007-GG10 will include 13 classes of certificates that GS Mortgage Securities Corporation II is offering pursuant to this free writing prospectus. The Series 2007-GG10 certificates represent the beneficial ownership interests in the issuing entity, which will be GS Mortgage Securities Trust 2007-GG10. The trust's main assets will be a pool of 206 fixed rate mortgage loans secured by first liens on various types of commercial and multifamily properties.

                               Initial
                             Certificate
                              Principal      Initial Pass-Through                      Expected Ratings        Rated Final
                              Amount(1)              Rate            Description      (S&P/Moody's/Fitch)   Distribution Date
-------------------------   --------------   --------------------   --------------    -------------------   -----------------
Class A-1(4) ............   $   75,000,000            %                  (5)              AAA/Aaa/AAA        August 10, 2045
Class A-2(4) ............   $  733,000,000            %                  (5)              AAA/Aaa/AAA        August 10, 2045
Class A-3(4) ............   $  246,609,000            %                  (5)              AAA/Aaa/AAA        August 10, 2045
Class A-AB(4) ...........   $   72,000,000            %                  (5)              AAA/Aaa/AAA        August 10, 2045
Class A-4(4) ............   $3,706,902,000            %                  (5)              AAA/Aaa/AAA        August 10, 2045
Class A-1A(4) ...........   $  517,900,000            %                  (5)              AAA/Aaa/AAA        August 10, 2045
Class A-M ...............   $  764,487,000            %                  (5)              AAA/Aaa/AAA        August 10, 2045
Class A-J ...............   $  525,586,000            %                  (5)              AAA/Aaa/AAA        August 10, 2045
Class B .................   $   76,448,000            %                  (5)              AA+/Aa1/AA+        August 10, 2045
Class C .................   $   95,561,000            %                  (5)               AA/Aa2/AA         August 10, 2045
Class D .................   $   57,337,000            %                  (5)              AA-/Aa3/AA-        August 10, 2045
Class E .................   $   57,336,000            %                  (5)               A+/A1/A+          August 10, 2045
Class F .................   $   76,449,000            %                  (5)                A/A2/A           August 10, 2045

---------------
(Footnotes to table begin on page S-10)

--------------------------------------------------------------------------------
     You should carefully consider the risk factors beginning on page S-34 of this free writing prospectus and page 4 of the prospectus.

     Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

     The Series 2007-GG10 certificates will represent interests in and obligations of the issuing entity and will not represent the obligations of the depositor, the sponsors or any of their affiliates.
--------------------------------------------------------------------------------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this free writing prospectus or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense. The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association.

     Each class of certificates will receive distributions of interest, principal or both monthly, commencing on August 10, 2007. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under "Description of the Offered Certificates--Subordination" in this free writing prospectus.

     The underwriters, Greenwich Capital Markets, Inc., Goldman, Sachs & Co., Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC, will purchase the offered certificates from GS Mortgage Securities Corporation II and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Greenwich Capital Markets, Inc. and Goldman, Sachs & Co. are acting as co-lead bookrunning managers and Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC are acting as co-managers for this offering.

     The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, societe anonyme and Euroclear Bank, as operator of the Euroclear System in Europe against payment in New York, New York on or about July 10, 2007.

[RBS GREENWICH CAPITAL LOGO]                                Goldman, Sachs & Co.

Bear, Stearns & Co. Inc.                                     Merrill Lynch & Co.
Morgan Stanley                                               Wachovia Securities
                        Prospectus Supplement June , 2007

                                     ANNEX B
                                     -------

--------------------------------------------------------------------------------

                                      GG10

                          $6,929,391,000 (Approximate)
                               Pre-Pricing Update

                     GS Mortgage Securities Trust 2007-GG10
                                As Issuing Entity

                      GS Mortgage Securities Corporation II
                                  As Depositor

                  Commercial Mortgage Pass-Through Certificates
                                Series 2007-GG10

                   Greenwich Capital Financial Products, Inc.
                         Goldman Sachs Mortgage Company
                                    Sponsors

                       Wachovia Bank, National Association
                                 Master Servicer

                         CWCapital Asset Management, LLC
                                Special Servicer

                                  June 21, 2007

         IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF
                            ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

[RBS GREENWICH CAPITAL LOGO]

                                                            Goldman, Sachs & Co.

                          Co-Lead Bookrunning Managers

Bear, Stearns & Co. Inc.                                     Merrill Lynch & Co.

Morgan Stanley                                               Wachovia Securities